Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus related to the Registration Statement on Form S-1 of Ranger Energy Services, Inc. of our report dated March 1, 2017 relating to our audits of the financial statements of Torrent Energy Services, LLC as of and for the years ended December 31, 2016 and 2015. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Whitley Penn LLP

Houston, Texas

July 31, 2017